SECURITIES AND EXCHANGE COMMISSION

                     Washington,  D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 1997


                  Commission File No.  001-12392

                     NATIONAL DATA CORPORATION
        (Exact name of registrant as specified in charter)

         DELAWARE                               58-0977458
       ------------                           --------------
(State or other jurisdiction of              (I.R.S.  Employer
 incorporation or organization)              Identification No.)

 National Data Plaza, Atlanta, Georgia          30329-2010
---------------------------------------       --------------
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code 404-728-2000

                               NONE
      -------------------------------------------------------
      (Former name, former address and former fiscal year, if
                     changed since last year)

Item 5.  Other Events

On December 22, 1997, National Data Corporation's ("the Company") Board of Directors authorized a plan to repurchase up to 200,000 shares of the Company's common stock. Subject to availability at prices the Company deems appropriate, the repurchases may be made from time-to-time in the open market. The shares will be used to fund the Company's internal requirements under various stock plans such as stock option, employee stock purchase, restricted stock and employee savings plans.

      Robert A. Yellowlees, the Company's chairman and CEO remarked that "We are pleased with the Board's decision to use a portion of the company's capital to repurchase our shares. Given the current market conditions this program represents an attractive investment that will further our goal of maximizing stockholder value."

      National Data Corporation is a leading provider of health information services and payment systems solutions that add value to its customers' operations.

                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       NATIONAL DATA CORPORATION
                                       (Registrant)


Date:   December 22, 1997              By: /s/ Robert L. Walker
        _________________                 ______________________
                                          Robert L. Walker
                                          Chief Financial Officer